EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 8, 2004, accompanying the consolidated financial statements and schedule included in the Annual Report of International DisplayWorks, Inc. on Form 10-K/A for the year ended October 31, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statement of International DisplayWorks, Inc. on Form S-8 (File Number 333-120404 and 333-125563)and Form S-3 (File No. 333-123013 and
333-125559).


/s/ Grant Thornton
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Hong Kong
June 30, 2005